Consulting Agreement

This consulting agreement (the “Agreement”), entered into on June 30, 2009 and effective as of the Effective Date (as defined in Section 1), is made by and between Longwei Petroleum Investment Holding Limited, a Colorado corporation (together with any successor thereto, the “Company”), and James Crane, an independent provider of services (the “Contractor”).

RECITALS

A.

The Company desires to assure itself of the services of the Contractor, as an independent contractor, by engaging the Contractor to perform services under the terms hereof.

B.

The Contractor desires to provide services to the Company, as an independent contractor, on the terms herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.

Certain Definitions.

(a)

“Stock Award” shall have the meaning set forth in Section 3.

(b)

“Board” shall mean the Board of Directors of the Company.

(c)

“Company” shall, except as otherwise provided in Section 6(f), have the meaning set forth in the preamble hereto.

(d)

“Contractor” shall have the meaning set forth in the preamble hereto.

(e)

“Date of Termination” shall mean the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier.

(f)

“Effective Date” shall mean July 1, 2009, the date Contractor’s consulting with the Company will be deemed to commence hereunder, and in accordance with the Agreement.

(g)

“Notice of Termination” shall have the meaning set forth in Section 4(b).

(h)

“Term” shall have the meaning set forth in Section 2(b).

(i)

“SEC” shall mean the United States Securities and Exchange Commission.

2.

Consulting.

(a)

In General.  The Company shall engage the Contractor and the Contractor shall perform services on behalf of the Company upon the other terms and conditions herein provided.

(b)

Term of Agreement.  The initial term under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on the three month anniversary thereof, unless earlier terminated as provided in Section 4.

(c)

Position and Duties.  During the Term, the Contractor shall provide services to the Company as defined in Exhibit A to the Agreement.  The Contractor will be subject to direction of the Board; shall report directly to the Board; and agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time.

3.

Compensation and Related Matters.

(a)

Cash.

The Contractor will agree to provide services to the Company on a monthly basis as outlined in Exhibit A.  The Contractor will receive a monthly retainer for $10,000 for each month within the term of the Agreement.

(b)

Stock Awards.  On June 30, 2009, the Company and the Contractor agreed that the Contractor should receive a stock award of 25,000 shares of the Company’s common stock (the “Stock Award”).  Such shares of common stock are issued as compensation for the performance of the Contractor's services over the Term and as defined in Exhibit A.

(c)

Vesting. The Stock Award will be vested according to the following timeline:

1.)

25,000 shares of the Company's common stock shall vest on a pro rata basis over the three months subsequent to the Effective Date.

(d)

Expenses.  The Company shall reimburse the Contractor for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures.  The travel needs to be approved by the Company in advance.

4.

Termination.

(a)

The Contractor’s Consulting hereunder may be terminated by the Company or the Contractor, as applicable, for any reason with or without cause, without any breach of this Agreement.

(b)

Notice of Termination.  Any termination of the Contractor’s Consulting by the Company or by the Contractor under this Section 4 shall be at least 30 days following the date of such notice (a “Notice of Termination”).

(c)

Termination due to Death or Disability.  If the Agreement is terminated by reason of the Contractor's death or Disability, then the Contractor or, as applicable, his estate or other legal representative, shall be entitled to receive the amounts described in Section 4(c), if the Contractor, or his legal representative, executes and does not thereafter revoke, a General Release in a form acceptable to the Company.

5.

Contractor Obligations Upon Termination of Consulting

(a)

Contractor will deliver to the Company any compositions, articles, devices, computer software, computer diskettes and other storage media including all copies or specimens thereof in their possession (whether at the place of work, at home or elsewhere), that have been prepared or made by the Contractor or others, and any other items which disclose or embody Confidential Information, or reproductions of any aforementioned items developed by the Contractor  pursuant to services provided by the Contractor or otherwise belonging to the Company, its successors or assignees, including, but not limited to, those records maintained pursuant to Section 2(c).

6.

Governing Law.  This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

7.

Dispute Resolution.  Any controversy or claim arising out of or relating to this Agreement shall be resolved by arbitration before a panel of one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where those rules conflict with this provision, in which case this provision controls.  Any court with jurisdiction shall enforce this clause and enter judgment on any award.  The arbitrator shall be selected within twenty business days from commencement of the arbitration from the AAA’s National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA.  Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures, including limits on discovery, assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrator or, failing agreement, procedures meeting such time limits will be designed by the AAA and adhered to by the Parties.  The arbitration shall be held in New York and the arbitrators shall apply the substantive law of New York, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.  Prior to commencement of arbitration, emergency relief is available from any court to avoid irreparable harm.  The arbitrator shall not award either party punitive, exemplary, multiplied or consequential damages, or attorneys’ fees or costs.

Notwithstanding the foregoing, the parties acknowledge and agree that the other party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which such parties may be entitled at law or in equity, they shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary preliminary and permanent injunctive relief in any court of competent jurisdiction to prevent breaches or threatened breaches of any of the provisions of this Agreement.

8.

Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party shall have specified by notice in writing to the other party):

(a)

If to the Company:

Longwei Petroleum Investment Holding Limited

No. 30 Guanghua Street, Xiaojingyu Xiang

Wanbailin District

Taiyuan City

Shanxi Province

China 030024

(b)

If to the Contractor:

James Crane

c/o J Crane & Company

8 Xinyuan South Road

Beijing

China 100006

9.

Entire Agreement.  The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the Consulting of the Contractor by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.  This Agreement (together with any other agreements and instruments contemplated hereby or referred to herein) shall supersede all undertakings or agreements, whether written or oral, previously entered into by the Contractor and the Company or any predecessor thereto or affiliate thereof with respect to the Consulting of the Contractor by the Company.  The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

10.

Amendments; Waivers.  This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Contractor and the Company.  By an instrument in writing similarly executed, the Contractor or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

11.

Construction.  This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.  Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary.  Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “or” is used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

12.

Survival.  The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination and shall remain in force for a period of five years after termination.

13.

Stock Certificates.  The common stock certificate to be issued in accordance with Section 3(b) shall be delivered as follows:

(a)

A stock certificate for 25,000 shares of the Company's common stock shall be delivered in the following name and at the following address as follows:

James Crane

c/o J Crane & Company

47 Third Street

Cambridge, Massachusetts 02141

United States of America

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED: By: /s/ Cai Yongjun Cai Yongjun Title: Chief Executive Officer

CONTRACTOR: By: /s/ James Crane James Crane

Exhibit A

1) Position and Duties

The Contractor shall in general have duties described below, including without limitation, the responsibility to:

(a)

Serve as the Company's Chief Financial Officer and accept all customary duties of a Chief Financial Officer of a public company who shares of common stock are traded on the United States Over-the-Counter Bulletin Board.

(b)

Keep a complete and accurate accounting of receipts and disbursements in the corporate accounting records;

(c)

Render a complete financial report at the annual meeting of the shareholders if so requested;

(d)

Be responsible to act as the main depository of the Company's accounting, finance and corporate records.  Provide such records as requested in a timely manner.

(e)

Provide consulting services with regard to fundraising, private placements, general securities law matters (but with a full understanding that any actions on behalf of the Company or communications with the Company do not constitute legal advice or a suggestion that the Contractor can be relied upon for sound legal advice), business plan development, filings with the SEC on Form 10-K and Form 10-Q.

(f)

Attendance with all shareholder or meetings of the Board as requested by the Company

(g)

All other services or in particular other filings with the SEC such as registration statements on Form S-1 or Form 10, or other filings, which are not outlined within the Agreement shall be considered separate and distinct services for which the Contractor and management of the Company will negotiate and agree upon appropriate compensation prior to other services or other filings being attempted or completed by the Contractor.